TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT, dated as of May 13, 2010, is made by the entity listed on the signature page hereof (“Grantor”) in favor of U.S. Bank National Association (“Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement dated as of the date hereof (as the same may be amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”) between Borrower and Lender.  Lender, subject to the terms and conditions contained therein, has agreed to make available to Borrower a loan in the aggregate principal amount of the Commitment,

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Lender as follows:

Section 1.                       Defined Terms. Capitalized terms used herein without definition are used as defined in the Loan Agreement.

Section 2.                       Grant of Security Interest in Trademark Collateral.  Grantor, as collateral security for the prompt and complete payment and performance when due of the Obligations, hereby mortgages, pledges and hypothecates to Lender, and grants to Lender a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of Grantor (the “Trademark Collateral”):

(a) all of its trademarks, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such trademark; and

(d) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Section 3.                       Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to Lender pursuant to the Security Agreement and Grantor hereby acknowledges and agrees that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.                       Grantor Remains Liable.  Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with such Grantor’s trademarks subject to a security interest hereunder.

Section 5.                       Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.                       Governing Law.  This Trademark Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Utah.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:

ZAGG Incorporated, a Nevada corporation

as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED

as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

3

SCHEDULE 1

TO

TRADEMARK SECURITY AGREEMENT

Trademark Registrations

TRADEMARK	REGISTRATION NUMBER	REGISTRATION DATE	OWNER